UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 14, 2018
Tyson Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State of incorporation or organization)
001-14704
(Commission File Number)
71-0225165
(IRS Employer Identification No.)
2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
On March 14, 2018, Tyson Foods, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with the subsidiary borrowers from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended and Restated Credit Agreement”), which amended and restated the Company’s existing Credit Agreement, dated as of May 12, 2017 among the Company, the subsidiary borrowers from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 12, 2017 and incorporated by reference (the “Existing Credit Agreement”)).
The Amended and Restated Credit Agreement, among other things, (i) increased the aggregate commitments under the Existing Credit Agreement from $1.5 billion to $1.75 billion and (ii) extended the maturity date thereunder to March 14, 2023, with two one-year extension options. Interest on borrowings under the Amended and Restated Agreement will accrue and be payable, at the Company’s option, at an annual rate equal to (a) the eurocurrency rate plus the applicable spread or (b) the alternate base rate plus the applicable spread, each as described below. The applicable spread will be the percentage described in the following chart that corresponds to the Company’s corporate credit rating from S&P, Moody’s or Fitch, as applicable.

Ratings Level S&P/Moody’s/Fitch	Eurocurrency Spread	ABR Spread
Level 1 A-/A3/A- or above	0.910%	0.000%
Level 2 BBB+/Baa1/BBB+	1.025%	0.025%
Level 3 BBB/Baa2/BBB	1.125%	0.125%
Level 4 BBB-/Baa3/BBB‑	1.200%	0.200%
Level 5 BB+/Ba1/BB+ or lower or no Rating	1.400%	0.400%

The covenants under the Amended and Restated Credit Agreement are substantially consistent with those in the Existing Credit Agreement and include limitations on subsidiary indebtedness; liens; swap agreements (with exceptions for certain swap agreements entered into to hedge or mitigate risks to which the Company or a subsidiary has actual exposure); mergers, consolidations, liquidations and dissolutions; transactions with affiliates; asset sales; and changes in lines of business. In addition, and consistent with the Existing Credit Agreement, the Amended and Restated Credit Agreement (i) limits the ratio of Tyson’s debt to capitalization to a maximum of 0.60 to 1.0, increased to 0.65 to 1.0 following certain material acquisitions, and (ii) requires the ratio of Tyson’s consolidated EBITDA to interest to be at least 3.50 to 1.0.
The Amended and Restated Credit Agreement contains events of default substantially consistent with those in the Existing Credit Agreement, such as non-payment of obligations under other debt facilities, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of any guarantee to remain in full force and effect.
The foregoing description of the Amended and Restated Credit Agreement is summary in nature and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Amendment No. 3 to Term Loan Agreement

On March 16, 2018, the Company entered into a third amendment to that certain Term Loan Agreement, dated as of April 7, 2015, by and between the Company and Bank of America, N.A. (filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on March 20, 2018 and incorporated by reference (the “Term Loan Agreement”)) under which Term Loan Agreement the Company borrowed a principal amount of $500 million. The amendment conforms certain provisions of the Term Loan Agreement to the Amended and Restated Credit Agreement described above.

The foregoing description of the third amendment to the Term Loan Agreement is summary in nature and is qualified in its entirety by reference to this amendment, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number
10.1
Amended and Restated Credit Agreement, dated as of March 14, 2018, among the Company, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Amendment No. 3 to Term Loan Agreement, dated as of March 16, 2018, by and between the Company and Bank of America, N.A. as lender.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2018

TYSON FOODS, INC.
By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Secretary and Associate General Counsel

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